Exhibit 4.1

WH

COMMON STOCK	CHARTERED UNDER THE LAWS OF THE UNITED STATES OF AMERICA	SEE REVERSE FOR CERTAIN DEFINITIONS CUSIP 92934C 10 1

This Certifies that

is the owner of:

FULLY PAID AND NONASSESSABLE SHARES OF COMMON STOCK OF THE PAR VALUE OF $0.0001 EACH OF

WSB HOLDINGS INC.

(hereinafter referred to as the “Corporation”), a Delaware corporation. The shares represented by this certificate are transferable only on the stock transfer books of the Corporation by the holder of record hereof, or by his duly authorized attorney or legal representative, upon the surrender of this certificate properly endorsed. This certificate is not valid until countersigned and registered by the Corporation’s transfer agent and registrar.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be executed by the facsimile signatures of its duly authorized officers and has caused a facsimile of its corporate seal to be hereunto affixed.

Dated:

[SEAL] WSB HOLDINGS INC
SECRETARY	2007	CHAIRMAN

COUNTERSIGNED AND REGISTERED:
AMERICAN STOCK TRANSFER & TRUST COMPANY

TRANSFER AGENT AND REGISTRAR

BY

AUTHORIZED SIGNATURE

WSB HOLDINGS INC.

The shares represented by this certificate are issued subject to all the provisions of the certificate of incorporation and bylaws of WSB Holdings Inc. (the “Corporation”) as from time to time amended (copies of which are on file at the principal executive office of the Corporation), to all of which the holder by acceptance hereof assents.

The Corporation will furnish to any shareholder upon request and without charge a full statement of the designations, preferences, limitations and relative rights of the shares of each class authorized to be issued, the variations in the relative rights and preferences between the shares of each series of shares of the Corporation so far as the same have been fixed and determined, and the authority of the Board of Directors to fix and determine the relative rights and preferences of classes and series of the shares of the Corporation. Such request may be made to the Corporation or the Transfer Agent.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	–	as tenants in common	UNIF GIFT MIN ACT–		Custodian
TEN ENT	–	as tenants by the entireties		(Cust)		(Minor)
JTTEN	–	as joint tenants with right of	under Uniform Gifts to Minors
		survivorship and not as	Act
		in common	(State)

Additional abbreviations may also be used though not in the above list.

For value received,               hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER OF ASSIGNEE

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE

                                                                                                                                                                Shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

                                                                                                                                                                Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.

Dated

X

X
NOTICE:	THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

SIGNATURE(S) GUARANTEED

BY

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.

KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN, MUTILATED OR DESTROYED, THE CORPORATION WILL REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.